Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement on Form S-14 (File No. 2-96149) and in the Registration Statements on Form S-3 (File No. 333-249743) and Form S-8 (File Nos. 333-28631, 33-10218, 33-13210, 33-14561, 33-48781, 33-59109, 333-43478, 333-43484, 333-128494, 333-139523, 333-148070, 333-156188, 333-167516, 333-170185, 333-204477, 333-209701 and 333-238513) of Altria Group, Inc. of our report dated January 27, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
February 25, 2022